Exhibit 99.1

Kewaunee Scientific Reports

Results for Fiscal Year and Fourth Quarter

Exchange:	NASDAQ (KEQU)	Contact:	Thomas D. Hull III
704/871-3290

STATESVILLE, N.C. June 18, 2019 – PRNewswire / Kewaunee Scientific Corporation (NASDAQ: KEQU) today announced results for its fourth quarter and its fiscal year ended April 30, 2019.

Full Year, Fiscal Year 2019 Results:

•	Sales of $146,550,000, a decrease of 7.3% from the prior year.

•	Pre-tax earnings of $2,134,000, a decrease of 77.8% from the prior year.

•	Net earnings of $1,529,000, a decrease of 71.0% from the prior year.

•	Diluted earnings per share of $0.55, a decrease of 71.1% from the prior year.

•	Order backlog of $100,829,000 at April 30, 2019, a decrease of 13.3% from the prior year.

Fourth Quarter, Fiscal Year 2019 Results:

•	Sales of $34,748,000, a decrease of 21.9%, as compared to sales of $44,508,000 in the prior year fourth quarter.

•	Pre-tax loss of $1,554,000 as compared to pre-tax income of $2,640,000 in the prior year fourth quarter.

•	Net loss of $1,270,000 as compared to net income of $1,556,000 in the prior year fourth quarter.

•

Diluted loss per share of $(0.46), as compared to diluted earnings per share of $0.56 in the prior year fourth quarter. One-time non-operating costs related to management changes had an unfavorable impact of $0.31 per share on earnings for the quarter.

Sales during fiscal year 2019 were $146,550,000, a decrease of 7.3% from sales of $158,050,000 in the prior year. Domestic sales for the fiscal year were $116,586,000, an increase of 1.7% from sales of $114,594,000 in the prior year. International sales for the fiscal year were $29,964,000, a decrease of 31.0% from sales of $43,456,000 in the prior year.

Pre-tax earnings for the fiscal year were $2,134,000, a decrease of 77.8% compared to $9,619,000 for the prior period. Net earnings decreased 71.0% for the fiscal year to $1,529,000, or $0.55 per diluted share, as compared to net earnings of $5,281,000, or $1.90 per diluted share, for the year ended April 30, 2018.

CORPORATE OFFICES  ●  P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842  ●  2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927

PHONE 704-873-7202  ●  FAX 704-873-1275

Pre-tax earnings were impacted by a significant decline in the Company’s Domestic operating volumes during the second half of the fiscal year and higher raw material costs in steel and resin that were not able to be passed along to customers. International pre-tax earnings were impacted by the year-over-year decline in sales as well as the year-over-year decline in the exchange rate of the Indian rupee versus the US dollar. Finally, overall profitability was impacted by one-time non-operating costs related to management changes.

The Company’s order backlog was $101 million at April 30, 2019, compared to $96 million at January 31, 2019, but lower than the $116 million at April 30, 2018.

Unrestricted cash on hand at April 30, 2019 was $10,647,000, as compared to $9,716,000 at April 30, 2018. Working capital was $32,624,000, as compared to $36,775,000 at the end of the fourth quarter last year. Short-term debt and interest rate swaps were $9.5 million at April 30, 2019, as compared to $3.9 million at the end April 30, 2018, and long-term debt was $1,413,000 at April 30, 2019 as compared to $2,431,000 at the end of April 30, 2018. The Company’s debt-to-equity ratio at April 30, 2019 was .23-to-1, as compared to .13-to-1 at April 30, 2018.

“Fiscal year 2019 proved to be a challenging year for Kewaunee,” said Thomas D. Hull III, Kewaunee’s President and Chief Executive Officer. “The second half of the year was especially demanding, as the Company was unable to convert the quotes necessary to achieve our desired operating levels.

“With a renewed commercial focus, we are beginning to see a reversal of booking trends from fiscal year 2019. We are working actively with our channel partners to improve our win rate and are encouraged by early results. Rebounding from fiscal year 2019 performance is of paramount importance, and I believe the pace of activity and investment in the marketplace is sufficient for Kewaunee to achieve this objective.”

About Kewaunee Scientific

Founded in 1906, Kewaunee Scientific Corporation is a recognized global leader in the design, manufacture, and installation of laboratory, healthcare, and technical furniture products. The Company’s products include steel, wood, and laminate casework, fume hoods, adaptable modular systems, moveable workstations, stand-alone benches, biological safety cabinets, and epoxy resin worksurfaces and sinks.

The Company’s corporate headquarters are located in Statesville, North Carolina. Direct sales offices are located in the United States, India, Singapore, and China. Three manufacturing facilities are located in Statesville serving the domestic and international markets, and one manufacturing facility is located in Bangalore, India serving the local and Asian markets. The Company’s China headquarters and sales office are located in Shanghai, China. Kewaunee Scientific’s website is located at http://www.kewaunee.com.

CORPORATE OFFICES  ●  P. O. BOX 1842, STATESVILLE, NORTH CAROLINA 28687-1842  ●  2700 WEST FRONT STREET, STATESVILLE, NORTH CAROLINA 28677-2927

PHONE 704-873-7202  ●  FAX 704-873-1275

This press release contains statements that the Company believes to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the Company’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “predict,” “believe” and similar words, expressions and variations of these words and expressions are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Additional information concerning these factors is contained in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. The Company assumes no obligation, and expressly disclaims any obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

Kewaunee Scientific Corporation

Condensed Consolidated Statements of Operations (Unaudited)

($ and shares in thousands, except per share amounts)

	Three months ended April 30,		Twelve months ended April 30,
	2019	2018	2019	2018
Net sales	$34,748	$44,508	$146,550	$158,050
Cost of products sold	29,906	35,390	121,231	125,891

Gross profit	4,842	9,118	25,319	32,159
Operating expenses	6,176	5,880	23,207	22,240

Operating earnings (loss)	(1,334)	3,238	2,112	9,919
Other income (expense), net	(111)	(525)	389	(1)
Interest expense, net	(109)	(73)	(367)	(299)

Earnings (loss) before income taxes	(1,554)	2,640	2,134	9,619
Income tax expense (benefit)	(357)	1,027	446	4,161

Net earnings (loss)	(1,197)	1,613	1,688	5,458
Less: net earnings attributable to the noncontrolling interest	73	57	159	177

Net earnings (loss) attributable to Kewaunee Scientific Corporation	$(1,270)	$1,556	$1,529	$5,281

Net earnings (loss) per share attributable to Kewaunee Scientific Corporation stockholders
Basic	($0.46)	$0.58	$0.56	$1.94
Diluted	($0.46)	$0.56	$0.55	$1.90

Weighted average number of common shares outstanding
Basic	2,746	2,728	2,742	2,720
Diluted	2,746	2,795	2,794	2,777

Kewaunee Scientific Corporation

Condensed Consolidated Balance Sheets

($ in thousands)

	April 30, 2019	April 30, 2018
Assets
Cash and cash equivalents	$10,647	$9,716
Restricted cash	509	1,242
Receivables, less allowances	33,259	32,660
Inventories	17,206	18,549
Prepaid expenses and other current assets	3,736	2,224

Total Current Assets	65,357	64,391
Net property, plant and equipment	16,462	14,661
Other assets	5,404	6,031

Total Assets	$87,223	$85,083

Liabilities and Stockholders’ Equity
Short-term borrowings and interest rate swaps	$9,513	$3,885
Current portion of long-term debt and lease obligations	1,184	1,167
Accounts payable	15,190	14,754
Other current liabilities	6,846	7,810

Total Current Liabilities	32,733	27,616
Other non-current liabilities	6,787	9,275

Total Liabilities	39,520	36,891
Kewaunee Scientific Corporation equity	47,100	47,730
Noncontrolling interest	603	462

Total Stockholders’ Equity	47,703	48,192

Total Liabilities and Stockholders’ Equity	$87,223	$85,083